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                                                                      EXHIBIT 21

                              SUBSIDIARIES OF THE
                                   REGISTRANT

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Subsidiary                                                                  State of Incorporation
- ----------                                                                  ----------------------
AC Service & Installation Co., Inc.                                                 Tennessee

Air Experts, a United Services Co., Inc.                                            Missouri

Arrow Heating & Air Conditioning, Inc.                                              Wisconsin

Brand Heating & Air Conditioning, Inc.                                              Indiana

Coastal Air Conditioning Service, Inc.                                              Georgia

Comerford's Heating and Air Conditioning, Inc.                                      California

Contractor Success Group, Inc.                                                      Missouri

Donelson Air Conditioning Company, Inc.                                             Tennessee

Gilley's Heating & Cooling, Inc.                                                    Louisiana

Hardwick Air Masters, Inc.                                                          Arkansas

Norrell Heating & Air Conditioning, Inc.                                            Alabama

Rolf Coal and Fuel Corp.                                                            Indiana

Service Experts of Palm Springs, Inc.                                               California

Vision Holding Company, Inc.                                                        Missouri
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